                                                                Exhibit 99


MAX & ERMA'S RESTAURANTS, INC. REPORTS FISCAL 2004 RESULTS

Fourth Quarter and Year-End Highlights:

  --  2004 revenues hit a record $183.0 million.
  -- Five Company-owned and four franchised restaurants open in 2004. -- Two to three Company-owned and four to five franchised restaurants planned for 2005.


Financial Summary (Unaudited)
(In thousands, except per share data)

                                   13 Weeks  12 Weeks   53 Weeks   52 Weeks
                                     Ended     Ended     Ended      Ended
                                   10/31/04  10/26/03   10/31/04   10/26/03
----------------------------------------------------------------------------
                         Revenues   $45,565   $39,484   $182,959   $167,083
----------------------------------------------------------------------------
            Operating Income (Loss) $  (129)  $  (813)  $  3,134   $  3,213
----------------------------------------------------------------------------
         Income (Loss) Before Taxes $  (697)  $(1,234)  $    960   $  1,494
----------------------------------------------------------------------------
             Income Taxes (Benefit) $  (477)  $  (551)  $   (137)  $     -
----------------------------------------------------------------------------
                  Net Income (Loss) $  (220)  $  (683)  $  1,097   $  1,494
----------------------------------------------------------------------------
Net Income (Loss) per Diluted Share $ (0.09)  $ (0.28)  $   0.42   $   0.56
----------------------------------------------------------------------------
         Diluted Shares Outstanding   2,473     2,456      2,584      2,648
----------------------------------------------------------------------------

Columbus, Ohio, December 16, 2004 - Max & Erma's Restaurants, Inc. (Nasdaq/NMS:
MAXE) today reported record fourth quarter and fiscal 2004 year-end results.


Revenues for 2004 rose 9% to a record $183.0 million from $167.1 million in 2003. Net income and net income per share dropped 27% and 25%, respectively to $1,097,000 or $0.42 per diluted share for 2004 from $1,494,000 or $0.56 per diluted share for 2003.


For the fourth quarter of 2004 the Company reported revenues of $45.6 million and a net loss of $220,000 or $(0.09) per diluted share, as compared to revenues of $39.5 million and a net loss of $683,000 or $(0.28) per diluted share for the fourth quarter of 2003. The fourth quarter and year-to-date results for 2003 were impacted by a $1.07 million pre-tax charge for the impairment of assets. The Company wrote down the carrying value of two under-performing restaurants.


Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's credited the record 2004 revenues to the opening of five company-owned restaurants and a 34% increase in franchise fees and royalties. Mr. Barnum reported that franchisees opened four restaurants during 2004 and at year-end there were 20 franchised Max & Erma's in operation. Mr. Barnum said that same-store-sales were negative 0.4% for both the fourth quarter and the year. However, he noted that the five restaurants opened in 2004, reported average weekly sales of over $63,000 or 38% above the overall chain average. He added that this may be the best group of openings in the Company's history and that they are expected to contribute significantly to 2005's results.


Mr. Barnum said the margin pressure brought on by rising commodity costs, benefit costs and utilities that began in mid-2003 intensified in 2004. As a result, restaurant level profit margins dipped below 10% for the first time since 1986. Mr. Barnum said rising beef, chicken and dairy prices cost the Company approximately $2.9 million in 2004, as compared to 2003 prices. Mr. Barnum noted that the Company is attacking this problem in several ways. We have reviewed and adjusted menu prices, contracted for chicken at a 22% savings from its peak price and reviewed virtually every menu item for recipe and spec savings. The Company expects to see an improvement in cost of goods sold as a percentage of sales in 2005. He added that changes in the benefits area should also lower our benefit expense in 2005 by 30 to 40 basis points. Most importantly, though, Mr. Barnum said the company is increasing its marketing budget to improve margins through sales growth. He noted that, with much of our restaurants expenses fixed, any growth in same-store-sales has a significant effect on the bottom line.


Mr. Barnum said the Company expects to open two to three restaurants in 2005 and that franchisees are expected to open an additional four to five restaurants. No restaurants are currently under construction. However, Mr. Barnum said the Company is in the final stages of permitting two restaurants and franchisees are about to commence construction on two locations.


Max & Erma's currently owns and operates 78 casual dining full-service restaurants under the Max & Erma's name in Akron, Columbus, Cleveland, Cincinnati, Toledo, Dayton and Niles, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia and Norfolk and Virginia Beach, Virginia. The Company also franchises 20 restaurants in Chillicothe, Cincinnati, Cleveland, Columbus, Dayton, Sandusky and Wilmington, Ohio, the Ohio Turnpike, St. Louis, Missouri, Green Bay, Wisconsin, Philadelphia, Pennsylvania and Southern Indiana. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.


This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing restaurants, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs, changes in the cost of food items, the ability to obtain the services of qualified personnel at acceptable wages, an other risks of the restaurant business. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.

o  FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    October 31,      October 26,
                        ASSETS                         2004             2003
                        ------                      -----------      -----------
Current Assets:
Cash                                                $ 2,187,529      $ 2,616,324
Inventories                                           1,377,366        1,161,927
Other Current Assets                                  2,865,251        2,215,619
                                                    -----------      -----------
Total Current Assets                                  6,430,146        5,993,870

Property - At Cost:                                  98,070,311       82,885,574
Less Accumulated Depreciation and
 Amortization                                        42,720,109       35,848,525
                                                    -----------      -----------
Property - Net                                       55,350,202       47,037,049

Other Assets                                          9,326,737        8,711,176
                                                    -----------      -----------
Total                                               $71,107,085      $61,742,095
                                                    ===========      ===========


       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------

Current Liabilities:
Current Maturities of Long-Term Obligations         $ 4,160,314      $ 2,664,166
Accounts Payable                                      5,334,219        4,140,765
Accrued Payroll and Related Taxes                     1,914,099        2,966,718
Accrued Liabilities                                   4,589,205        3,944,917
                                                    -----------      -----------
Total Current Liabilities                            15,997,837       13,716,566

Long-Term Obligations - Less Current
 Maturities                                          41,053,030       35,836,887

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
 Authorized 500,000 Shares - none
 outstanding
Common Stock - $.10 Par Value;
 Authorized 5,000,000 Shares
 Issued and Outstanding 2,507,328 Shares
 at 10/31/04 and 2,449,601 Shares at 10/26/03           250,732          244,960
Additional Capital                                      319,404
Other Comprehensive Income                             (203,406)        (648,373)
Retained Earnings                                    13,689,488       12,592,055
                                                    -----------      -----------
Total Stockholders' Equity                           14,056,218       12,188,642
                                                    -----------      -----------
Total                                               $71,107,085      $61,742,095
                                                    ============     ===========

                         MAX & ERMA'S RESTAURANTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   Thirteen Weeks   Twelve Weeks     Fifty-Three       Fifty-Two
                       Ended           Ended         Weeks Ended      Weeks Ended
                     October 31,     October 26,     October 31,      October 26,
                        2004            2003            2004             2003
                    ------------    ------------    -------------    -------------
REVENUES:           $ 45,564,691    $ 39,483,515    $ 182,958,791    $ 167,082,527

COSTS AND
 EXPENSES:
Costs of Goods
 Sold                 11,852,203       9,899,709       47,134,328       41,313,643
Payroll and
 Benefits             15,219,613      13,441,098       59,870,241       55,199,447
Other Operating
 Expenses             14,798,165      12,563,307       58,028,046       52,290,654
Pre-Opening
 Expenses                190,667          52,956          602,677          695,950
Administrative
 Expenses              3,632,554       3,269,862       14,189,562       13,299,529
Asset
 Impairment                 --         1,069,949             --          1,069,949
                    ------------    ------------    -------------    -------------
Total Operating
 Expenses             45,693,202      40,296,881      179,824,854      163,869,172
                    ------------    ------------    -------------    -------------
Operating
 Income (Loss)          (128,511)       (813,366)       3,133,937        3,213,355
Interest Expense         568,814         420,731        2,154,254        1,680,435
Minority Interest
 in Income
 of Affiliated
 Partnership                --              --             19,252           38,503
                    ------------    ------------    -------------    -------------

INCOME (LOSS)
 BEFORE INCOME
 TAXES                  (697,325)     (1,234,097)         960,431        1,494,417
INCOME TAXES
 (BENEFIT)              (477,000)       (551,000)        (137,000)            --
                    ------------    ------------    -------------    -------------
NET INCOME
 (LOSS)             $   (220,325)   $   (683,097)   $   1,097,431    $   1,494,417
                    ============    ============    =============    =============

NET INCOME
 (LOSS) PER
 SHARE:
   Basic            $      (0.09)   $      (0.28)   $        0.45    $        0.61
                    ============    ============    =============    =============
   Diluted          $      (0.09)   $      (0.28)   $        0.42    $        0.56
                    ============    ============    =============    =============

SHARES
OUTSTANDING:
   Basic               2,472,664       2,455,693        2,459,767        2,441,700
                    ============    ============    =============    =============
   Diluted             2,472,664       2,455,693        2,583,762        2,648,127
                    ============    ============    =============    =============


---------------------
Contact:
     Max & Erma's Restaurants, Inc., Columbus, Ohio
     William C. Niegsch, Jr., 614-431-5800
     www.maxandermas.com